Exhibit 99.1

RiceBran Technologies Adopts Tax Benefits Preservation Plan

Designed to Protect the Availability of Its Tax Benefits

TOMBALL, Texas, July 6, 2023 - RiceBran Technologies (NASDAQ: RIBT) (“RiceBran” or the “Company”), a global leader in the development and manufacture of nutritional and functional ingredients derived from rice and other small and ancient grains for human food, nutraceutical, pet care and equine feed applications, today announced that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Tax Plan”).

The Company has significant U.S. federal and state net operating loss carryforwards (“NOLs”). As of December 31, 2022, the Company has U.S. federal NOLs of approximately $54.4 million that can be used to offset taxable income, of which approximately $44.7 million are not subject to any limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). Based on the Company’s latest projections, the Company expects to generate U.S. federal losses in 2023.

The Tax Plan is designed to protect the availability of the Company’s U.S. federal and state NOLs and other tax attributes (collectively, the “Tax Benefits”), which can potentially be utilized in certain circumstances to reduce the Company’s future income tax obligations. Utilization of the Tax Benefits depends on many factors, including the Company’s future taxable income. The Tax Plan reduces the likelihood that any changes in the Company’s investor base would limit the Company’s future use of its Tax Benefits, which would significantly impair the value of such Tax Benefits.

The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Tax Code (“Section 382”). In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% shareholders,” as defined under Section 382, were to increase by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period (or, if a shorter period, since the Company’s last ownership change).

The Company may experience ownership changes under Section 382 in the future as a result of subsequent shifts in the Company’s stock ownership that cannot be predicted or controlled that could result in limitations being placed on the Company’s ability to utilize its Tax Benefits. If the Company is limited in its ability to use its Tax Benefits in future years in which the Company has taxable income, the Company will pay more taxes than if it were able to utilize the Tax Benefits fully, which could have a negative impact on the Company’s financial position, results of operations and cash flows. The Tax Plan is designed to reduce the likelihood that the Company will experience an ownership change under Section 382.

The Tax Plan is similar to plans adopted by other publicly held companies with significant NOLs or other substantial Tax Benefits and has a limited duration of three years. The Tax Plan is not designed to prevent any action that the Board determines to be in the best interest of the Company and its shareholders.

To implement the Tax Plan, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock. The Rights will be issued to the Company’s common stock shareholders of record at the close of business on July 17, 2023 pursuant to the Tax Plan. The Rights will be exercisable if a person or group of persons acquires (i) 4.95% or more of the Company’s common stock then-outstanding or (ii) in the Board’s determination, 4.95% or more (by value) of the shares of Company Stock (as defined in the Tax Plan, which defined term includes the Company’s common stock and the Series G Convertible Preferred Stock) then-outstanding. The Rights will also be exercisable if a person or group of persons that already owns shares equal to, or exceeding, either such threshold acquires one or more additional shares of Company Stock other than as a result of a dividend or a stock split. Existing shareholders that already beneficially own shares equal to, or exceeding, either such threshold will be “grandfathered in” at their current ownership level. If the Rights become exercisable, all holders of Rights, other than the person or group of persons triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount, if the Rights are not earlier redeemed or exchanged. Rights held by the person or group of persons triggering the Rights will become void and will not be exercisable.

The Tax Plan also includes an exchange option. At any time after any person or group of persons acquires (i) 4.95% or more of the Company’s common stock then-outstanding or (ii) in the Board’s determination, 4.95% or more (by value) of the Company Stock then-outstanding, but in each case, less than 50% or more of the outstanding shares of the Company Stock, the Board, at its option, may exchange all or part of the Rights (other than Rights owned by such person or group of persons which will have become void) at an exchange ratio of one share of the Company’s common stock per outstanding Right (subject to adjustment).

The Rights will trade with the Company’s common stock and will expire at the close of business on July 6, 2026. The Rights will expire under other circumstances as described in the Tax Plan, including on the date set by the Board following a determination that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or no Tax Benefits are available to be carried forward or are otherwise available. The Board may terminate the Tax Plan prior to the time the Rights are triggered or may redeem the Rights prior to the Distribution Date, as defined in the Tax Plan.

Additional information with respect to the Tax Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”). The Rights issued in the Tax Plan are issued pursuant to an agreement between the Company and American Stock Transfer & Trust Company, LLC, as the rights agent, a copy of which agreement will be filed as an exhibit to the Form 8-K. For more information regarding the Company’s Tax Benefits, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

About RiceBran Technologies

RiceBran is a specialty ingredient company focused on the development, production and marketing of products derived from traditional and ancient small grains. Notably, we are a global leader in the processing of rice, rice co-products, and barley and oat products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This press release includes statements concerning RiceBran and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, statements about RiceBran’s intentions, beliefs or current expectations. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed herein. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran’s filings with the SEC, including its most recent annual report on Form 10-K and its quarterly reports on Forms 10-Q. Except as required by law, RiceBran does not undertake to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048